EXHIBIT 99.1
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                            LIMITED POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Lucas D. Schenck, Robert Diercks or Ryan Russell, acting alone, as its true and lawful attorney-in-fact and agent, effective immediately, for it and in its name, place and stead, in any and all capacities, to execute on behalf of him/her any and all applications for EDGAR filing codes and pass-phrases, Forms 3, 4, and 5 and Schedules 13G or 13D, reporting beneficial ownership and changes in beneficial ownership of securities purchased and or acquired by Straumur-Burdaras Investment Bank hf. (the "Company") and any amendments and supplements to those forms, which, in the opinion of such attorney-in-fact, may be necessary, appropriate, or desirable to comply with Sections 13 and 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and the rules and regulations promulgated thereunder (the "Rules"), and to file such forms with the United States Securities and Exchange Commission ("SEC"), NASDAQ or AMEX.

The undersigned hereby grants to each attorney-in-fact full power and authority to perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 or 16 of the Exchange Act.

This Limited Power of Attorney shall be revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney shall terminate immediately as to the named attorney-in-fact whose employment by the Foster Pepper PLLC and its affiliates shall terminate.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed.

Date: 28 February, 2007


Straumur-Burdaras Investment Bank hf.


By: /s/ Jesper Johansen
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Print Name: Jesper Johansen
Title:  Managing Director